                                                Registration No. _________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                   ----------------------------------

                                 FORM S-8

                          REGISTRATION STATEMENT
                     Under The Securities Act of 1933
                     --------------------------------

                            TYSON FOODS, INC.
          (Exact name of Registrant as specified in its charter)
          ------------------------------------------------------
              Delaware                             71-0225165
  (State or other jurisdiction of      (IRS Employer Identification No.)
   Incorporation or organization)
                         2210 West Oaklawn Drive
                     Springdale, Arkansas  72762-6999
                              (501) 290-4000
                 (Address of Principal Executive Offices)
                 ----------------------------------------

                             TYSON FOODS, INC.
                    AMENDED AND RESTATED NONSTATUTORY
                            STOCK OPTION PLAN
                         (full title of the plan)
                         ------------------------

           Leland Tollett                 Copies of Communications to:
      2210 West Oaklawn Drive                    Les R. Baledge
  Springdale, Arkansas  72762-6999               Rose Law Firm
           (501) 290-4000                  a Professional Association
(Name, address, including zip code,          120 East Fourth Street
  and telephone number, including         Little Rock, Arkansas  72201
  area code, of agent for service)               (501) 375-9131


                     CALCULATION OF REGISTRATION FEE

                                Proposed    Proposed
                                 Maximum     Maximum
       Title of    Amount to    Offering    Aggregate     Amount of
      Securities      be        Price Per   Offering    Registration
        to be     Registered      Share       Price          Fee
      Registered
       Class A
        Common     4,000,000
      Stock (par   Shares(1)    $22.25 (2) $89,000,000 (2) $30,689.66
     value $.10)
        (1) In connection with the referenced Plan, 1,500,000 shares of Class A Common Stock were previously registered with the Commission on a Form S-8 Registration Statement
        (No. 33-53026) filed on October 8, 1992.
        (2) Calculated pursuant to Rule 457(h) based upon the average of the high and low sales price per share of Class A Common Stock of the Company on January 23, 1995.

                               PARTS I AND II

    INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS AND
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


      On October 8, 1992, Tyson Foods, Inc. (the "Company") filed a registration statement on Form S-8 (No. 33-53026) relating to 1,500,000 shares of the Company's Class A common stock, $.10 par value ("Common Stock") to be issued pursuant to the Tyson Foods, Inc. Amended and Restated Nonstatutory Stock Option Plan (the "Plan"). This registration statement relates to the registration of additional shares of Common Stock to be issued pursuant to the Plan in accordance with Instruction E to Form S-8. The securities to which this registration statement relates are the same class as, and are issued under the same employee benefit plan as, the securities previously registered in registration statement No. 33-53026. Except for Part II, Item 8 set forth below, the contents of registration statement No. 33-53026 are incorporated by reference herein.




Part II, Item 8.    Exhibits

Exhibit No.         Description of Exhibit
- -----------         ----------------------
  (5)               Opinion of Rose Law Firm, a Professional Association

 (23a) Consent of Rose Law Firm, a Professional Association (included as part of Exhibit 5)

 (23b)              Consent of Ernst & Young LLP Independent Auditors

 (99)               Tyson Foods, Inc. Amended and Restated Non-Statutory Stock
                    Option Plan

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springdale, State of Arkansas, on the 30th day of January, 1995.
                                       TYSON FOODS, INC.
                                       (Registrant)
                                       By: /s/ Gerald Johnston
                                       -----------------------
                                       Gerald Johnston,
                                       Executive Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                 Title                  Date
           ---------                 -----                  ----
/s/ Don Tyson              Senior Chairman and        January 30, 1995
- --------------------       Chairman of the Board
Don Tyson
/s/ Leland Tollett         President, Chief           January 30, 1995
- -------------------        Executive Officer
Leland Tollett             and Director
/s/ Gerald Johnston        Executive Vice             January 30, 1995
- --------------------       President, Finance
Gerald Johnston            (Principal Financial
                               Officer)
/s/ John H. Tyson          President, Beef and        January 30, 1995
- --------------------       Pork Division and
John H. Tyson              Director
/s/ Shelby D. Massey       Director                   January 30, 1995
- --------------------
Shelby D. Massey
/s/ Joe F. Starr           Director                   January 30, 1995
- --------------------
Joe F. Starr
/s/ Neely Cassady          Director                   January 30, 1995
- --------------------
Neely Cassady
/s/ Fred S. Vorsanger      Director                   January 30, 1995
- ---------------------
Fred S. Vorsanger
/s/ Barbara Tyson          Director                   January 30, 1995
- --------------------
Barbara Tyson
/s/ Lloyd V. Hackley       Director                   January 30, 1995
- --------------------
Lloyd V. Hackley
/s/ Donald E. Wray         Chief Operating            January 30, 1995
- --------------------       Officer and
Donald E. Wray             Director
/s/ Gary Johnson           Corporate Controller       January 30, 1995
- --------------------       (Chief Accounting
Gary Johnson                Officer)

                       INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION OF DOCUMENT
- -------             -----------------------





  (5)     Opinion of Rose Law Firm, a Professional Association

 (23a)    Consent of Rose Law Firm, a Professional Association
               (included as part of Exhibit 5)

 (23b)    Consent of Ernst & Young LLP Independent Auditors

 (99)     Tyson Foods, Inc. Amended and Restated Non-Statutory Stock
          Option Plan




































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